Exhibit 10.14

100729 Comp Plan 2.0
July 2010

LifeVantage
COMPENSATION PLAN HIGHLIGHTS

Infinite Fast Start Bonus

Paid Weekly

Personally Enrolled. 1-3rd, 4th, 5th

You Purchase A Vantage Pack → YOU → you earn $50 → you earn $100 → you earn $100 → to infinity!

Also earn $50, and $35 bonuses infinitely deep on qualified Vantage Pack purchases in your organization.

to infinity!

Purchase a Vantage Pack & qualify to earn an overide on all qualified Vantage Packs within your organization

Fast Start Bonus

Paid Weekly

- 30% to Enroller w/PV between 100-199
- 40% to Enroller w/ Business Pack and 200 PV minimum AutoShip*

Fast Start Bonus Pool

Paid Monthly

5% — Receive 1 share for every 5 personal enrollments at 100 PV.

Royalty Commission / dynamically compressed

Paid Monthly

					PREMIER			ELITE			MASTER
Paid As Rank	Distributor	Pro 1	Pro 2	Pro 3	Pro 4	Pro 5	Pro 6	Pro 7	Pro 8	Pro 9	Pro 10
Minimum Monthly PV**	100	100	100	100	200	200	200	200	200	200	200
Minimum Monthly OV	N/A	1,000	2,500	5,000	10,000	20,000	50,000	100,000	200,000	500,000	1,000,000
Minimum Leg Req.	N/A	1	1	2	2	2	2	3	3	3	3
Maximum % per Leg	N/A	N/A	N/A	80%	80%	70%	70%	60/30***	60/30***	60/30***	40%
Placement Level 1st	2%	2%	2%	2%	2%	2%	2%	2%	2%	2%	2%
2nd	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%
3rd		9%	9%	9%	9%	9%	9%	9%	9%	9%	9%
4th			5%	5%	5%	5%	5%	5%	5%	5%	5%
5th				5%	5%	5%	5%	5%	5%	5%	5%
6th					5%	5%	5%	5%	5%	5%	5%
7th						5%	5%	5%	5%	5%	5%
8th							5%	5%	5%	5%	5%
9th								2%	2%	2%	2%

30% Generational Matching Bonus****

Enroller: YOU → Gen 1: you earn 10% → Gen 2: you earn 5% → Gen 3: you earn 5% → Gen 4: you earn 5% → Gen 5: you earn 5%

Earn 10% match on the Unilevel Check of your personal enrollments. Earn additional 5% down 4 enrollment generations of personal enrollments. You must enroll 1 person per month with 100 PV in order to earn the Matching Bonus, through Pro 6.

4% Elite Pool

4% of total commissionable sales paid to qualified Pro 7 through Pro 10 Distributors.

- Pro 7, 8, 9 & 10 share 1%
- Pro 8, 9 & 10 share 1%
- Pro 9 & 10 share 1%
- Pro 10 share1%

*In order to qualify for the 40% Fast Start Bonus, you must purchase the Vantage Pack. This can be done at the time of enrollment or via upgrade at a later date.

**At least 30 PV must be Personal Volume. The remaining can come from your personally enrolled Preferred Customer's volume.

***10% of the OV requirement must come from the equivalent of a third leg.

****In order to earn a full generational match, you must maintain a minimum autoship of 200 PV. At least 30 PV must be Personal Volume. The remaining can come from your personally enrolled Preferred Customer's volume. If your AutoShip is less than 200 PV, you will earn half of the Matching Bonus.

The LifeVantage Compensation Plan is new and unique. Any charts, illustrations and stated examples of income under the plan are potential in nature and not based on the actual performance of any individual.